UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 31, 2016 (March 28, 2016)
GIBRALTAR INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-22462	16-1445150
(State or other jurisdiction of incorporation )	(Commission File Number)	(IRS Employer Identification No.)
3556 Lake Shore Road
P.O. Box 2028
Buffalo, New York 14219-0228
(Address of principal executive offices) (Zip Code)
(716) 826-6500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02 Department of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	3
Item 9.01 Financial Statements and Exhibits	3
SIGNATURE	4
EX - 10.1
EX - 99.1

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On March 29, 2016, the Company announced that Paul M. Murray will relinquish his status as an elected officer of the Company and his position as Senior Vice President of Human Resources and Organizational Development of Gibraltar Industries, Inc. (the "Company") effective April 1, 2016. Mr. Murray will continue his employment with the Company as Senior Vice President of Administration during a transition period until his retirement, which will occur on March 1, 2017.
In connection with the relinquishment by Mr. Murray of his current position on March 28, 2016, the Company executed an employment agreement (the "Agreement") with Mr. Murray containing the terms and conditions of his employment with the Company through his retirement on March 1, 2017. Under the Agreement, Mr. Murray will serve as Senior Vice President of Administration providing assistance to the Company’s senior management team in the transition of the duties of Senior Vice President - Human Resources to a successor. The Agreement also provides (a) for a salary of $411,000 payable over the period beginning April 1, 2016 and ending December 31, 2017; (b) that Mr. Murray will continue to participate in the annual bonus and equity programs for 2016 and in the annual bonus program on a pro-rata basis for 2017 and (c) that Mr. Murray shall have substantially all the rights provided by a Change in Control Agreement between Mr. Murray and the Company dated February 20, 2009.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the terms and conditions of the Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits
(a)-(c)    Not Applicable
    (d)    Exhibits:

Exhibit No.	Description

10.1	Employment Agreement with Paul M. Murray dated March 28, 2016
99.1	News Release issued by Gibraltar Industries, Inc. on March 29, 2016

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GIBRALTAR INDUSTRIES, INC.
Date: March 31, 2016
	By:	/s/ Timothy F. Murphy
Timothy F. Murphy
Vice President, Treasurer and Secretary